Exhibit 10.35

Confidential portions of this document have been redacted and omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted and omitted portions are indicated with the notation “*” and have been filed separately with the SEC.

AMENDMENT NO. 1 TO STUDY AGREEMENT

Between

Merck Sharp & Dohme Corp.

and

Enumeral Biomedical Holdings Inc.

This Amendment No. 1 to Study Agreement (the “Amendment”) is made as of February 16, 2016, by and between Merck Sharp & Dohme Corp., a New Jersey corporation, having a place of business at One Merck Drive, Whitehouse Station, NJ 08889-0100 (“Merck”) and Enumeral Biomedical Holdings Inc., a Delaware corporation, having a place of business at 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140 (“Enumeral”). This Amendment amends that certain Study Agreement, dated as of December 17, 2014, by and between Merck and Enumeral (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Merck and Enumeral desire to amend the terms of the Agreement to expand the scope of the collaboration contemplated by the Agreement to include non-small cell lung cancer in addition to colorectal cancer tissue. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Section 2 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“2.          Purpose.

The Parties agree to diligently perform the Study using Enumeral Technology for identifying functional response of single cell types in colorectal cancer tissue and non-small cell lung cancer tissue in the presence or absence of IMR modulators identified by Merck pursuant to the terms of this Agreement.”

2.	The Work Plan included in Attachment A of the Agreement is deleted in its entirety and the Work Plan included as Attachment A to this Amendment is inserted in lieu thereof.

Except as explicitly set forth herein, the terms and conditions of the Agreement remain unchanged and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date.

MERCK SHARP & DOHME CORP.		ENUMERAL BIOMEDICAL HOLDINGS INC.
By	/s/ Karen L. MacNaul	By	/s/ John J. Rydzewski
Karen L. MacNaul Executive Director Business Development & Licensing - MRL		John J. Rydzewski
Name On Behalf of Iain D. Dukes, MA D.Phil. Senior Vice President Business Development & Licensing - MRL		Name Executive Chairman
Title		Title

Feb 12 2016		16 February 2016
Date		Date

ATTACHMENT A

Work Plan

*